Exhibit 10.2

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made effective as of December 18, 2020 (the “Effective Date”), and is entered into by and between TYSADCO PARTNERS, LLC, a Delaware limited liability company (“Investor”), and AMERICAN BATTERY METALS CORPORATION, a Nevada corporation (the “Company”) For purposes of this Amendment, Investor and the Company may be referred to individually as a “Party,” and collectively as the “Parties.” Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Purchase Agreement (defined below).

RECITALS

A.On October 23, 2020, the Parties entered into an Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to issue and sell to Investor an indeterminate number of shares of common shares of the Company in exchange for Investor’ commitment to invest up to an aggregate of $10,000,000 over a 24-month term commencing from the effectiveness of a valid registration statement registering such common shares which was required to be filed pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”, and, together with the Purchase Agreement, the “Agreements”) also dated October 23, 2020.

B.The Parties would like to amend the Purchase Agreement to increase the amount of a Request that the Company may make under the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Increase of the Request Amount¸ Section 1.3(v) of the Purchase Agreement is completed amended and restated as follows:

“Request Limits” means the limits on the number of shares of common stock the Company is requiring the Investor to purchase which shall be limited to the lesser of $1,000,000 or 200% of the average shares traded for the 10 days prior to the Closing Request Date. No puts are allowed until the shares have been registered. Minimum put allowable is $25,000. In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the Investor on the date of the Draw Down, exceed 4.99% of the Company’s outstanding common stock.

2.No Other Changes to Agreements. Except as amended and/or modified by this Amendment, the Purchase Agreement remains unchanged and in effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

3.Governing Law. Nevada law, without regard to conflict or choice of law principles, shall govern the construction and interpretation of this Amendment.

4.Severability. If any provision of this Amendment as applied to any Party or to any circumstance shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstance, or the validity or enforceability of this Amendment, and any provision that is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

5.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Amendment.

6.Binding Effect. This Amendment shall be binding upon and inure to the benefits of the Parties and their respective legal representatives, executors, administrators, successors and assigns provided that no such assignment or transfer shall relieve the Parties from any of their obligations hereunder.

7.Further Assurances. Each of the Parties shall execute and deliver any and all further documents or instruments and/or do such other acts as the other Parties may deem necessary, desirable or proper to carry out the purposes of this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Effective Date.

“THE COMPANY”		“INVESTOR”
AMERICAN BATTERY METALS CORPORATION, a Nevada corporation		Tysadco Partners, LLC, a Delaware limited liability company

By:	/s/ Douglas Cole	By:	/s/ Howard Davner
	Douglas Cole		Howard Davner
	Chief Executive Officer		Managing Member